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                                  EXHIBIT 21

                  SUBSIDIARIES OF THE STRIDE RITE CORPORATION



     The subsidiaries of the Registrant, all of which are wholly-owned by the Registrant except for PSR Footwear Company Limited (49.5% owned), are listed below:

                                                    Place of Incorporation
                                                    ----------------------

Boston Footwear Group, Inc.                         Massachusetts
Stride Rite Children's Group, Inc.                  Massachusetts
Stride Rite de Mexico, S.A. de C.V.                 Mexico
Stride Rite International Corp.                     Massachusetts
Stride Rite Sourcing International, Inc.            Massachusetts
Sperry Top-Sider, Inc.                              Massachusetts
The Keds Corporation                                Massachusetts
Stride Rite Investment Corporation                  Massachusetts
Stride Rite Manufacturing of Missouri, Inc.         Missouri
SRR, Inc.                                           Delaware
SR Holdings Inc.                                    Delaware
SRL, Inc.                                           Delaware
SR California Inc.                                  California
Stride Rite Export, Limited                         Jamaica
Stride Rite Canada Limited                          Ontario, Canada
S.R. Footwear Limited                               Bermuda
PSR Footwear Company Limited                        Thailand
Sperry Top-Sider Europe S.A.R.L.                    France